EXHIBIT 9

LOCK-UP AGREEMENT

October 25, 2007

Syniverse Holdings, Inc.

Deutsche Bank Securities Inc.

Lehman Brothers Inc.

As Representatives of the

Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. and Lehman Brothers Inc., as representatives (each a “Representative”, and together the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Syniverse Holdings, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.001 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of at least one of either Deutsche Bank Securities Inc. or Lehman Brothers Inc., the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. For the purpose of clarity, if either Deutsche Bank Securities Inc. or Lehman Brothers Inc. provides its individual written consent, the restriction imposed by the first sentence of this paragraph shall not apply to the extent set forth in such consent, regardless of whether the other Representative provides a similar consent.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final prospectus supplement relating to the Public Offering.

Notwithstanding the foregoing, the undersigned may (1) transfer shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, (2) transfer any or all of the shares of Common Stock or other Company securities if the transfer is by (A) gift, will or intestacy, or (B) distribution to partners, members or shareholders of the undersigned, and (3) exercise any options or other rights granted pursuant to the Company’s stock option, employee stock purchase or any of its incentive plans, in each case, identified in the final prospectus supplement, including the documents incorporated by reference therein, with respect to the Public Offering, and any other plan adopted by the Board of Directors of the Company; provided, however, that in the case of a transfer pursuant to clause (2) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement; provided, further, that in the case of an exercise pursuant to clause (3) above, the undersigned hereby agrees that the securities acquired upon such exercise shall be subject to the provisions of this Lock-Up Agreement.

The undersigned agrees that the Company may, and that the undersigned will, (1) with respect to any shares of Common Stock or other Company security convertible into or exchangeable for Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (2) with respect to any shares of Common Stock or other Company security convertible into or exchangeable for Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and right to compel registration under the Securities Act of 1933, as amended, of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, this agreement shall be of no further force or effect if (1) prior to payment for and delivery of any of the shares of Common Stock in the Public Offering, the Company (A) withdraws the registration statement registering the shares of Common Stock (the “Registration Statement”) or (B) deregisters all of the Shares covered by the Registration Statement, (2) the Underwriting Agreement is executed but is terminated (other than those provisions of the Underwriting Agreement which, by its terms, survive such termination) prior to payment for and delivery of any of the shares of Common Stock in the Public Offering or (3) the closing of the Public Offering has not occurred prior to December 1, 2007.

GTCR FUND VII, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

GTCR FUND VII/A, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

GTCR CO-INVEST, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

GTCR CAPITAL PARTNERS, L.P.

By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
Name:	David A. Donnini
Its:	Principal

[Lock Up Agreement]